EXHIBIT 10.3

                    REAFFIRMATION AND RATIFICATION AGREEMENT
                    ----------------------------------------

                                                     November 21, 2005

Laurus Master Fund, Ltd.
c/o Laurus Capital Management LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

      Reference in this Reaffirmation and Ratification Agreement (this "Agreement") is made to (a) the Securities Purchase Agreement dated as of June 29, 2005 (as amended, modified or supplemented from time to time, the "June 2005 SPA") by and between ADAL GROUP, INC., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd. ("Laurus"), (b) the Secured Convertible Term Note dated as of June 29, 2005 made by the Company in favor of Laurus in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (as amended, modified and/or supplemented from time to time, the "June 2005 Term Note"), and (c) the Master Security Agreement, dated as of June 29, 2005 (as amended, modified or supplemented from time to time, the "Master Security Agreement"), by and between the Company and Laurus, (the June 2005 SPA, the June 2005 Term Note and the Master Security Agreement, each a "June 2005 Agreement" and collectively, the "June 2005 Agreements").

      To induce Laurus to enter into the Securities Purchase Agreement dated as of the date hereof by and between the Company and Laurus (as amended, modified and/or supplemented from time to time, the "November 2005 SPA") pursuant to which Laurus has agreed to purchase from the Company a Secured Term Note in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) (as amended, modified and/or supplemented from time to time, the "November 2005 Term Note"), the Company hereby:

      (a) represents and warrants to Laurus that it has reviewed and approved the terms and provisions of the November 2005 SPA, the November 2005 Term Note and the Related Agreements (as defined in the November 2005 SPA and as amended, modified and/or supplemented from time to time, the "November 2005 Related Agreements") (the November 2005 SPA, the November 2005 Term Note and the November 2005 Related Agreements, each an "November 2005 Agreement" and collectively, the "November 2005 Agreements");

      (b) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the June 2005 Agreements to which it is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the November 2005 Agreements;

      (c) acknowledges, ratifies and confirms that the defined term "Obligations" under the Master Security Agreement includes, without limitation, all obligations and liabilities of the Company under the November 2005 Agreements, the June 2005 SPA, the June 2005 Term Note, the Related Agreements (as defined in the June 2005 SPA) (as amended, modified and supplemented from time to time, the "June 2005 Related Agreements") and all other obligations and liabilities of the Company to Laurus (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the "Obligations");

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      (d) (i)  acknowledges  and  confirms  that the  occurrence  of an Event of
Default under any of the November 2005 Agreements shall constitute an Event of Default under the June 2005 Agreements and (ii) the occurrence of an Event of Default under any of the June 2005 Agreements shall constitute an Event of Default under the November 2005 Agreements;

      (e) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned's obligations under any of the June 2005 Agreements;

      (f) acknowledges, ratifies and confirms that the grant by the Company to Laurus of a security interest in and lien on the assets of the Company, as more specifically set forth in the June 2005 Agreements and the November 2005 Agreements, as applicable (the "Security Interest Grants") secures all Obligations;

      (g) acknowledges, ratifies and confirms that the original principal amount of the June 2005 Term Note was One Million Five Hundred Thousand Dollars ($1,500,000);

      (h) redesignates clauses (vii), (viii) and (ix) of Section 4.1 of the June 2005 SPA as clauses (v), (vi) and (vii), respectively, of Section 4.1 of the June 2005 SPA;

      (i) further amends Section 4.1 of the June 2005 SPA by deleting the text "(the preceding clauses (ii) through (viii), collectively, the "Related Agreements")" in its entirety and inserting the text "(the preceding clauses
(ii) through (vi), collectively, the "Related Agreements")" in lieu thereof;

      (j) redesignates Section 6.12(I)(i) of the June 2005 SPA as Section 6.12(I)(e) of the June 2005 SPA; and

      (k) releases, remises, acquits and forever discharges Laurus and Laurus' employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the June 2005 Agreements, the November 2005 Agreements and any other document, instrument or agreement made by any of the undersigned in favor of Laurus.


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      This agreement  shall be governed by and construed in accordance  with the laws of the State of New York.


                                    Very truly yours,

                                    ADAL GROUP, INC.


                                    By: /s/ Nicholas Shrager
                                    Name:  Nicholas Shrager
                                    Title: Chief Executive Officer and President
                                    Address:
                                            67 Wall Street, 22nd Floor
                                            New York, NY 10005-3101
                                            Phone: (212) 709-8122

ACCEPTED AND AGREED TO:

LAURUS MASTER FUND, LTD.


By: /s/ Eugene Grin
Name:  Eugene Grin
Title: Director

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